EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements on Form S-8 (Registration Nos. 333-98245, 333-48088 and 333-103129) and Form S-3 (Registration Nos. 333-76234, 333-103130, 333-109584 and 333-112489) of our report dated February 6, 2004 on our audit of the financial statements included in the 2003 annual report on Form 10-K of Axonyx Inc. We also consent to the reference to our firm in the “Experts” sections of the registration statements on Form S-3.

Eisner LLP

New York, New York
March 29, 2004

II-17